UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2012
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 30, 2012, Coldwater Creek Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended April 28, 2012. A copy of the press release is set forth as Exhibit 99.1.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release announcing fiscal 2012 first quarter results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: May 30, 2012

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing fiscal 2012 first quarter results.

Exhibit 99.1

Coldwater Creek Announces First Quarter 2012 Results

Sandpoint, Idaho, May 30, 2012 -- Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended April 28, 2012.

First Quarter 2012 Operating Results

•
Consolidated net sales were $169.9 million, compared with $179.8 million in the fiscal 2011 first quarter. Net sales from the retail segment, which includes the Company's premium retail stores, outlet stores and day spa locations, were $131.2 million versus $135.3 million in the same period last year, primarily reflecting the impact of 13 net store closures since the end of the first quarter of fiscal 2011 as part of our store optimization program. Comparable store sales for the quarter declined 0.6 percent. First quarter net sales from the direct segment, which includes internet, phone and mail orders, decreased 13.1 percent to $38.7 million from $44.5 million in the same period last year.

•
Consolidated gross profit was $54.4 million, or 32.0 percent of net sales, compared with $54.6 million, or 30.4 percent of net sales, for the fiscal 2011 first quarter. The 160 basis point increase in gross profit margin was primarily due to a 215 basis point increase in merchandise margin reflecting improved product performance and lower overall inventory levels.

•
Selling, general and administrative expenses (SG&A) were $77.5 million, or 45.6 percent of net sales, compared with $83.9 million, or 46.7 percent of net sales, for the fiscal 2011 first quarter. The $6.4 million decline in SG&A expenses was due primarily to lower expenses in all categories, with the largest decline from marketing expense versus the prior year.

•
Net loss was $23.8 million, or $0.20 per share on 121.7 million weighted average shares outstanding, compared with a net loss of $30.0 million, or $0.32 per diluted share on 92.5 million weighted average shares outstanding for the fiscal 2011 first quarter. The increase in the number of shares versus the prior year period reflects the sale of 28.9 million shares of common stock on October 24, 2011.

“Our first quarter results reflect meaningful progress in our operating performance as evidenced by an improvement in our comparable sales trend, an increase in our gross margin rate, and a reduction in SG&A expense, all of which led to a narrowing of our net loss,” stated Dennis Pence, Chairman and Chief Executive Officer of Coldwater Creek. “Customers responded favorably to our spring and early summer collections, which offered an increased emphasis on color, print, and pattern. While traffic remained challenging, we believe that our ongoing cross channel marketing efforts, combined with the improvements we have made to our merchandise, will enable us to see an upturn in this metric over time. We are encouraged to see that we gained traction in several key categories in the first quarter and we believe that we can build upon these successes as we move through the year.”

Balance Sheet

At April 28, 2012, cash totaled $23.0 million, as compared with $24.0 million at April 30, 2011. The Company had $15.0 million of outstanding borrowings under its revolving line of credit as of April 28, 2012. Premium retail store inventory per square foot, including retail inventory in the distribution center, declined 31.4 percent compared to the end of the first quarter last year. Total inventory decreased 19.3 percent to $127.7 million from $158.2 million at the end of the first quarter last year.

Store Optimization Plan

The Company closed four premium retail stores during the fiscal 2012 first quarter, ending the quarter with 359 premium retail stores. The Company closed 15 stores in fiscal 2011 and plans to close approximately 15 premium retail stores in fiscal 2012 as part of its ongoing store optimization plan that calls for a total of 35 to 45 premium store closures through fiscal 2013.

Outlook for Fiscal 2012 Second Quarter

For the three-month period ending July 28, 2012, the Company expects:

•
Net loss per share in the range of $0.15 to $0.20 based on 121.8 million weighted average shares, compared to a net loss of $0.30 per share on 92.6 million weighted average shares outstanding for the second quarter of fiscal 2011.

•	Total inventory at the end of the second quarter of fiscal 2012 to be down in the mid to high teens on a percentage basis as compared to the second quarter of fiscal 2011.

•
Cash and cash equivalents in the range of $20 to $25 million, which assumes borrowings under our revolving line of credit remain essentially unchanged from the end of the first quarter of fiscal 2012. This compares to cash and cash equivalents at the end of the second quarter of fiscal 2011 of $31.5 million.

Conference Call Information

Coldwater Creek will host a conference call on Wednesday, May 30, 2012, at 4:30 p.m. (Eastern) to discuss fiscal 2012 first quarter results. The call will be simultaneously broadcast on the Investor Relations section of the Company's Web site at http://www.coldwatercreek.com. A recording of the call can be accessed for one week following the reporting date by calling (877) 870-5176 and providing conference ID 394138. A transcript of the call will also be available in the Investor Relations section of the Company's Web site.

Coldwater Creek is a leading specialty retailer of women's apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country, online at coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the Company's expectations for 2012, including statements about future store closures and, with respect to the second quarter of fiscal 2012, expectations about net loss per share, inventory, and cash and cash equivalents. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•	potential inability to attract and retain key personnel;

•	our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•
our potential inability to fund our operations substantially with operating cash as a result of either our inability to improve sales or higher than anticipated costs, or both, and the possibility that additional financing may not be available to us on acceptable terms or at all;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•	increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•	marketing initiatives may not be successful in increasing traffic in the near term, or at all;

•	difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•
the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•	the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•	the actual number and timing of store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;
and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contacts:

Lyn Walther
Divisional Vice President, Investor Relations
208-265-7005
Web site: www.coldwatercreek.com

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except for per share data and store counts)

	Three Months Ended
	April 28, 2012	April 30, 2011
Statements of Operations:
Net sales	$169,884	$179,795
Cost of sales	115,493	125,182
Gross profit	54,391	54,613
Selling, general and administrative expenses	77,519	83,942
Loss from operations	(23,128)	(29,329)
Interest expense, net	561	414
Loss before income taxes	(23,689)	(29,743)
Income tax provision	71	285
Net loss	$(23,760)	$(30,028)
Net loss per share — Basic and Diluted	$(0.20)	$(0.32)
Weighted average shares outstanding — Basic and Diluted	121,713	92,516
Supplemental Data:
Segment net sales:
Retail	$131,202	$135,262
Direct	38,682	44,533
Total	$169,884	$179,795
Operating statistics:
Catalogs mailed	18,739	24,131
Premium retail stores:
Opened	—	—
Closed	4	2
Count at end of the fiscal period	359	371
Square footage	2,064	2,173
Outlet stores:
Opened	—	—
Closed	—	—
Count at end of the fiscal period	38	39
Square footage	257	270
Spas:
Count at end of the fiscal period	9	9
Square footage	49	49

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)

	April 28, 2012	January 28, 2012	April 30, 2011
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,989	$51,365	$24,046
Receivables	11,539	8,199	11,889
Inventories	127,684	131,975	158,190
Prepaid and other current assets	7,801	6,137	10,778
Prepaid and deferred marketing costs	3,824	3,273	7,728
Deferred income taxes	2,313	2,313	6,339
Total current assets	176,150	203,262	218,970
Property and equipment, net	196,523	206,079	246,737
Deferred income taxes	1,887	1,891	1,829
Other assets	1,795	1,883	1,183
Total assets	$376,355	$413,115	$468,719
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,487	$55,130	$71,581
Accrued liabilities	71,696	74,915	82,305
Income taxes payable	1,147	3,260	3,386
Current maturities of debt and capital lease obligations	15,728	15,735	746
Total current liabilities	141,058	149,040	158,018
Deferred rents	96,723	101,384	112,639
Long-term debt and capital lease obligations	26,407	26,575	12,161
Supplemental Executive Retirement Plan	12,248	12,142	10,110
Deferred marketing fees and revenue sharing	3,781	4,402	5,433
Deferred income taxes	1,716	1,716	5,524
Other liabilities	1,393	1,443	1,652
Total liabilities	283,326	296,702	305,537
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $0.01 par value, 300,000 shares authorized; 121,758, 121,669 and 92,541 shares issued, respectively	1,217	1,217	925
Additional paid-in capital	150,717	150,341	125,996
Accumulated other comprehensive loss	(2,204)	(2,204)	(464)
Retained earnings (deficit)	(56,701)	(32,941)	36,725
Total stockholders’ equity	93,029	116,413	163,182
Total liabilities and stockholders’ equity	$376,355	$413,115	$468,719

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	April 28, 2012	April 30, 2011
Operating activities:
Net loss	$(23,760)	$(30,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,752	15,135
Stock-based compensation expense	348	606
Supplemental Executive Retirement Plan expense	147	139
Deferred income taxes	4	(224)
Valuation allowance adjustments	—	(501)
Deferred marketing fees and revenue sharing	(652)	(513)
Deferred rents	(5,095)	(3,889)
Net loss on asset dispositions and other termination charges	1,226	520
Other	(90)	749
Net change in operating assets and liabilities:
Receivables	(3,330)	(2,328)
Inventories	4,291	(1,709)
Prepaid and other current assets	(2,215)	2,102
Accounts payable	(4,292)	(6,591)
Accrued liabilities	(2,755)	(3,664)
Income taxes payable	(2,113)	3,386
Net cash used in operating activities	(24,534)	(26,810)
Investing activities:
Purchase of property and equipment	(3,699)	(1,359)
Proceeds from asset dispositions	—	235
Net cash used in investing activities	(3,699)	(1,124)
Financing activities:
Borrowings on revolving line of credit	10,000	—
Payments on revolving line of credit	(10,000)	—
Payments of long-term debt and capital lease obligations	(201)	(137)
Other	58	504
Net cash provided by (used in) financing activities	(143)	367
Net decrease in cash and cash equivalents	(28,376)	(27,567)
Cash and cash equivalents, beginning	51,365	51,613
Cash and cash equivalents, ending	$22,989	$24,046